Exhibit 99.1

Byrna Technologies Appoints Mike Gillespie Chief Operating Officer

ANDOVER, MA (AUGUST 23, 2021) — Byrna Technologies Inc. (Nasdaq: BYRN) today announced that Mike Gillespie has been named Chief Operating Officer (COO), effective August 23, 2021. In his newly created role, Mr. Gillespie will report directly to Bryan Ganz, Byrna’s Chief Executive Officer (CEO), and will have responsibility for overseeing Byrna’s day-to-day global operations. Specifically, Mike will be responsible for coordinating the activities of Byrna’s critical departments including research and development, supply chain, engineering, manufacturing and distribution. His goals will be to: (1) improve product quality; (2) reduce costs; (3) shorten lead times; (4) bring new products to market more quickly; (5) reduce the risk of supply chain disruption; (6) enhance operating efficiencies; and (7) increase overall customer satisfaction.

“We are extremely pleased to have Mike join our senior leadership team, particularly given his demonstrated passion for our mission,” said Mr. Ganz. “Our ability to scale operations and continue to bring to market exciting and relevant new products is critical in order to maintain a strong growth trajectory. Over the course of his more than 30-year career, Mike has demonstrated the ability to do just that. His extensive experience and expertise in product engineering, driving operational efficiencies, growing sales, and getting the best out of people gives him the necessary toolset to make Byrna a world class company. Perhaps more importantly, with Mike focused on the operational aspects of the business, I can now focus more of my time on the strategic aspects of the business such as identifying acquisitions, developing strategic partnerships, and landing significant customers. By having Mike assume a number of my day-to-day responsibilities, I will also have more time to interact with Byrna’s key constituencies, including our customers, vendors, employees and shareholders.”

Mr. Ganz continued, “I am confident that with Mike aboard we now have the right team to take Byrna to the next level by driving continuous improvement in all areas of the business, with the goal of enhancing Byrna’s profitability, reputation and ultimately, shareholder value. On behalf of our entire management team and our Board, I’d like to welcome Mike to Byrna Nation.”

Mr. Gillespie commented, “Worldwide, there is great interest in personal-safety solutions that provide effective self-defense without the drawbacks of using lethal arms, and I believe that Byrna got it right. The Byrna team is smart, innovative, and laser-focused on providing the most compelling non-lethal security products on the planet, and I am proud to be joining such an outstanding and essential company.”

About Mike Gillespie

Mike has more than 30 years of experience managing large domestic and international manufacturing operations. Since 1996, Mike was with Linear Technology (now part of Analog Devices), a semiconductor manufacturer. Most recently, from 2016 to 2019, he was the General Manager of Wafer Fab Operations in their Camas, WA plant, the largest fab in the company. There, he significantly reduced site expenses, shortened cycle times, optimized work-in-process inventory and increased operator productivity. In this role, Mike was responsible for a division that generated over $1.1 billion in revenue with annual profits of over $100 million.

Prior to his role as General Manager, Mike was a Managing Director of Global Assembly Operations from 2014 to 2016. In that role, he was responsible for the turnaround of underperforming operations, including inventory management, cycle times, and back-end output, among other things. During his 23 years with Linear Technology, Mike also held roles as Director of Sales in the Western U.S. and Canada, Pacific Northwest Sales Manager, and Technical Sales Engineer. Prior to starting at Linear Technology, Mike began his career as a wafer fab process engineer at International Rectifier Corporation from 1991 to 1996, and at Unisys Corporation from 1989 to 1991. Mike has also served on numerous boards of directors including Linear Semiconductor Sdn Bhd, Frepenca Business Association, and the Pacific Northwest Academy.

Mike holds a Bachelor of Science in Electrical Engineering from the University of California at San Diego with a focus on semiconductor physics and IC processing.

About Byrna Technologies Inc.

Byrna is an emerging non-lethal technology company, specializing in the development and manufacture of innovative less lethal equipment and munitions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna®HD personal security device, which looks to be the leading choice in the consumer and private security markets for non-lethal home protection, personal safety, and security.

About the Byrna® HD

The Byrna HD is a handheld, CO2 powered, non-lethal option for home safety and personal security with the form factor of a compact handgun. It provides a safety zone of 60 feet and comes with multiple easily reloadable magazines that can hold five .68 caliber hard kinetic rounds or highly effective payload rounds designed to burst on impact. Payload rounds include the Company's proprietary chemical irritant and pepper rounds designed to burn an assailant's eyes and respiratory system upon contact.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", “projects”, "intends", "anticipates" and "believes” and statements that certain actions, events or results "may", "could", "would", "should", "might," "occur" or "be achieved" or "will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, Mr. Gillespie’s significance to scaling the Company’s operations as part of the Company’s growth strategy, his ability to integrate the Company’s operations and create a cohesive organization, his ability to help improve the Company’s profitability and add shareholder value, and the Company’s plans for an aggressive schedule of new product introductions. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to: global supply chain issues or pandemic related delays or constraints that delay the integration or scaling of the Company’s operations, and the Company’s reliance on Mr. Gillespie to improve its operations despite Mr. Gillespie having no history working at the Company on which the Company can evaluate. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K, Item 1A Risk Factors in our most recent Form 10-Q, and subsequent filings with the Securities and Exchange Commission (“SEC”), should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607

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